SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
/X/  Preliminary information statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
/ /  Definitive information statement

                          PRO TECH COMMUNICATIONS, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box): /X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            ---------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:
            ---------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ---------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:
            ---------------------------------------------------------------
      (5)   Total fee paid:
            ---------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

      (1)   Amount previously paid:
            ---------------------------------------------------------------
      (2)   Form, schedule or registration statement no.:
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      (3)   Filing party:
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      (4)   Date filed:
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

                          Pro Tech Communications, Inc.
                              4492 Okeechobee Road
                           Fort Pierce, Florida 34947
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 12, 2002

                              To Our Shareholders:

The Annual Meeting of Shareholders of Pro Tech Communications, Inc., a Florida corporation, will be held at 1:00 p.m. on Friday, April 12, 2002 at 20 Ketchum Street, Westport, Connecticut 06880 for the following purposes:

1. To elect five persons to the Board of Directors of Pro Tech to serve until their successors are elected;

2. To consider and vote upon a proposal to amend Pro Tech's Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, of Pro Tech from 40,000,000 shares to 300,000,000 shares;

3. To consider and vote upon a proposal to amend Pro Tech's 1998 Stock Option Plan to increase the shares available for issuance under that plan from 2,000,000 to 30,000,000; and

4.   To  transact  such other  business as may  properly  come before the Annual
     Meeting.

     The record date for the Annual Meeting is the close of business on March 15, 2002. All holders of common stock at that time are entitled to notice of and to vote at the Annual Meeting. Pro Tech's majority shareholder has consented to vote in favor of all proposals, so Pro Tech is not soliciting proxies from the other shareholders. In lieu of a proxy, Pro Tech has prepared an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934. Shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Richard Hennessey
President

Fort Pierce, Florida
March 20, 2002


                       WE ARE NOT ASKING YOU FOR A PROXY,
                   AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                          Pro Tech Communications, Inc.
                              4492 Okeechobee Road
                           Fort Pierce, Florida 34947
                                 ---------------

                              INFORMATION STATEMENT
                                 ---------------

                         NO VOTE OR OTHER ACTION OF THE
                       COMPANY'S SHAREHOLDERS IS REQUIRED
                 IN CONNECTION WITH THIS INFORMATION STATEMENT.

                           WE ARE NOT ASKING YOU FOR A
                          PROXY, AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.
                                 ---------------


     This Information Statement is being mailed on or about March 20, 2002, to all shareholders of record as of the close of business on March 15, 2002, in connection with the proposed actions to be taken at the Annual Meeting by holders of a majority of the issued and outstanding shares of common stock. The Annual Meeting will be held at 1:00 p.m., local time, on Friday, April 12, 2002 at 20 Ketchum Street, Westport, Connecticut 06880. "Pro Tech," "company," "we," and "our" refer to Pro Tech Communications, Inc.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at Pro Tech's offices, 4492 Okeechobee Road, Fort Pierce, Florida 34947, for a period of ten days prior to the Annual Meeting. Such list will also be available for examination at the Annual Meeting.

                               GENERAL INFORMATION

Who May Vote at the Annual Meeting?

     Only shareholders of record at the close of business on March 15, 2002 may vote at the Annual Meeting.

How Many Shares of Pro Tech Common Stock were Outstanding as of the Record Date?

     As of March 15, 2002, our record date, 33,200,311 shares of Pro Tech common stock were issued and outstanding. Each share of common stock owned entitles the holder to one vote.

What Vote Is Required to Approve Each of the Proposals?

     Pursuant to:

     o Pro Tech's Bylaws and Florida Statute Section 607.0728, a plurality of the outstanding shares of voting capital stock entitled to vote is required to elect Directors to Pro Tech's Board;

     o Florida Statute Section 607.1003, a majority of the outstanding shares of voting capital stock entitled to vote is required to amend our Articles of Incorporation to change the number of shares of common stock that we are authorized to issue from 40 million to 300 million; and

     o    Pro  Tech's  1998  Stock  Option  Plan  and  Florida  Statute  Section
          607.0725, a plurality of the outstanding shares of voting capital stock entitled to vote is required to amend Pro Tech's 1998 Plan to increase the number of shares available for issuance under the 1998 Plan from 2 million to 30 million.

When Is this Information Statement Being Sent?

     The date on which this Information Statement is intended to be sent to the shareholders is on or about March 20, 2002. We are required to send this Information Statement at least 20 calendar days prior to the earliest date in which the corporate action may be taken. We expect that each of the proposals will be effective on or about April 12, 2002, the date of our Annual Meeting.

Why Isn't Pro Tech Required to Solicit Votes for the Proposals?

     In order to eliminate the costs and management time involved in holding a special meeting and effect each of the proposals as early as possible, and to accomplish Pro Tech's purposes as we describe herein, our Board of Directors has approved and recommended each of the proposals and the majority shareholder of Pro Tech has voted by written consent to approve each of the proposals. The written consent will be effective as of the date of the Annual Meeting.

How Many Shares Are Currently Required to Effect the Written Consent?

     16,600,156 shares of our common stock, which represents a majority of our outstanding common stock as of the record date, is required to effect a written consent.

     As of the record date, one shareholder (the "Consenting Shareholder") is the record and beneficial owner of 27,102,174 shares of our common stock (which represents approximately 82% of Pro Tech's outstanding common stock) and has executed a written consent approving and authorizing each of the proposals which will be effective approximately 20 days following the mailing of this Information Statement. As a result, this Information Statement is being provided for informational purposes only. The Consenting Shareholder is NCT Hearing Products, Inc., a wholly-owned subsidiary of NCT Group, Inc.

When Will Each of the Proposals Become Effective?

     Under federal securities laws, none of the proposals is effective until at least 20 days after mailing this Information Statement (April 12, 2002) which is also the date of the Annual Meeting.

     Proposal No. 1 (to elect Directors) will become effective on or about April 12, 2002, which is approximately 20 days after the mailing of this Information Statement, the date the written consent of the Consenting Shareholder approving this proposal will be effective, and the date of our Annual Meeting.

     Proposal No. 2 (to increase our authorized shares of common stock) will become effective upon our filing Articles of Amendment to Pro Tech's Articles of Incorporation with the Secretary of State of Florida. This will occur on or about April 12, 2002, which is the date of our Annual Meeting and is also the date the written consent of the majority shareholder of Pro Tech approving each of these proposals will be effective.

     Proposal No. 3 (to increase the shares under the 1998 Plan) will become effective on or about April 12, 2002, which is the date the written consent of the majority shareholder of Pro Tech approving this proposal will be effective, and the date of our Annual Meeting.

     No additional action is required by our shareholders in connection with the amendment to Pro Tech's Articles of Incorporation to increase the number of authorized shares of common stock. However, Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the mailing to our shareholders of the information set forth in this Information Statement at least 20 days prior to the earliest date on which the corporate action may be taken.

By Recommending Each of the Proposals, What Benefits Will Our Directors Receive?

     Certain of our directors are employed by NCT Group, the parent company of NCT Hearing Products, Inc., which is Pro Tech's parent company and the holder of approximately 82% of Pro Tech's common stock. NCT Hearing currently can approve most shareholder proposals without seeking additional votes from other Pro Tech shareholders. Our directors have a fiduciary obligation to vote in our shareholders' best interests. However, a vote in favor of any of the proposals by a majority of our directors where certain members of our management may receive personal benefits does not negate the vote so long as any interested director discloses that he or she could benefit financially and does not participate in discussions or vote on matters where that director may personally benefit.

     On February 14, 2002, the members of our Board of Directors unanimously adopted each of the proposals described above. Our Board of Directors does not believe that any of the proposals will personally benefit any director.

How Will Our Shareholders Know When the Proposals are Effective?

     Inasmuch as Pro Tech will have provided this Information Statement to our shareholders of record, we will notify our shareholders of the effective dates of each of the proposals described in this Information Statement when we file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. No additional action will be undertaken pursuant to the written consents, and no dissenters' rights under the Florida law are afforded to shareholders as a result of adopting any of the proposals.

Who Will Pay for the Costs Associated with this Information Statement?

     Pro Tech will pay all costs associated with the preparation and distribution of this Information Statement, including the costs of printing and mailing. Pro Tech will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Pro Tech's common stock.

Where Are Our Executive Offices Located?

     Our principal executive offices are located at 4492 Okeechobee Road, Fort Pierce, Florida 34947, and our telephone number is (772) 464-5100.

Acquisition and Change of Control of Pro Tech

     As previously disclosed in our filings with the Securities and Exchange Commission, at our last Annual Meeting of Shareholders on August 11, 2000, Pro Tech's shareholders approved an amendment to Pro Tech's Restated Certificate of Incorporation to increase the number of shares of common stock authorized thereunder from 10,000,000 shares to 40,000,000 shares. Following this increase to our capital stock, Pro Tech entered into a Stock Purchase Agreement with NCT Hearing Products, Inc. on September 13, 2000, pursuant to which we issued to NCT Hearing 23,423,063 shares of our common stock (net of shares NCT Hearing issued to an outside consultant), representing approximately 83% of our then issued and outstanding common stock. NCT Hearing appointed three persons to our Board of Directors, thereby giving NCT Hearing control of our five-person Board of Directors.

     In consideration for its receipt of a majority interest in our outstanding common stock, NCT Hearing entered into a License Agreement with Pro Tech, pursuant to which NCT Hearing granted an exclusive license to Pro Tech for rights to certain technologies, including NCT Hearing's Active Noise Reduction technology and Clear-Speech(R) algorithm technology, for use in Pro Tech's lightweight cellular, multimedia and telephony headset products. The license is royalty-free unless and until NCT Hearing owns less than 50.1% of Pro Tech's common stock on a fully diluted basis; thereafter, Pro Tech is required to pay NCT Hearing a royalty of 6% of net sales on products utilizing NCT Hearing's technologies. As of January 31, 2002, NCT Hearing's fully diluted ownership of Pro Tech was 16.8%; no royalties are due as Pro Tech's products have not yet incorporated the acquired technologies. Furthermore, as a condition precedent to the closing of the acquisition of its controlling interest in Pro Tech, NCT identified investors who agreed to provide $1.5 million in equity financing for Pro Tech through the sale of Pro Tech's Series A Convertible Preferred Stock, as described under Proposal No. 2 below.

     Since NCT Hearing's acquisition of our shares on September 13, 2000, NCT Hearing has maintained, and as of the record date continues to maintain, a majority interest in Pro Tech's outstanding common stock and plans to maintain this majority interest at least through the date of our Annual Meeting of Shareholders on April 12, 2002.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Information Concerning Nominees

     Five directors are to be elected at the Annual Meeting. Each director of Pro Tech serves until the next Annual Meeting of Shareholders of the company or until his or her successor is duly elected and qualified. The table below sets forth the positions and offices presently held with Pro Tech by each nominee, the nominee's age, and the year from which such nominee's service on Pro Tech's Board of Directors dates. The business background of each nominee follows the table. As of the date of this Information Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

                                Director
        Name            Age      Since          Positions and Offices
      --------         -----    -------        -----------------------
   Keith Larkin          78       1994       Chairman of the Board of Directors
   Richard Hennessey     43       1998       President and Director
   Michael J. Parrella   54       2000       Director
   Irene Lebovics        49       2000       Director
   Cy E. Hammond         47       2000       Director

     Keith Larkin is the founder and Chairman of the Board of Directors of Pro Tech. He served as the company's Chief Executive Officer and Treasurer from inception in 1994 until his resignation from these positions on February 1, 2002. Mr. Larkin's 40-year professional career has been devoted to designing, manufacturing and marketing his new designs in lightweight telephone headsets. In 1961, Mr. Larkin founded Plantronics, the current industry leader in lightweight telephone headsets with annual sales of all its products (including the electronic amplifier) in 2000 of approximately $320 million. From 1961 until he sold his interest in 1967, Mr. Larkin served as the President and Chairman of Plantronics, during which Plantronics established itself as the main source of lightweight telephone headsets to the telephone industry and provided the headsets for NASA Mercury, Gemini and Apollo moon flights. In the late 1970's, Mr. Larkin conceived, developed and patented a new design in headsets to compete against Plantronics' headsets. With Mr. Larkin as its President, ACS Wireless attained $1 million monthly sales figures to the telephone market within three years of operation and replaced Plantronics' headsets on the NASA Space Shuttle. In 1986, he left ACS Wireless to become involved in Christian children's relief programs in Haiti and Honduras for a period of three years. From January 1989 to August 1991, Mr. Larkin served as the President of Advanced Recreational Technology, Inc., an engineering research and development company owned by Mr. Larkin. In August 1991, Mr. Larkin founded Pro Tech Systems, a California limited partnership that he managed as general partner. Pro Tech Systems was formed to design, manufacture, and market lightweight telephone headsets. Upon the transfer of all of the assets of Pro Tech Systems to the company in November 1994, Mr. Larkin became the Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer of Pro Tech, positions which he held until February 2, 1999, when he resigned as President of Pro Tech then until February 1, 2002, when he resigned as Chief Executive Officer and Treasurer but retained his position as Chairman of the Board of Directors.

     Richard Hennessey joined Pro Tech as Director of Marketing in August 1995 and was appointed Vice President, Marketing on June 10, 1996. On August 4, 1998, Mr. Hennessey was appointed to Secretary. On January 1, 2002, Mr. Hennessey resigned from the position of Secretary but retains the position of President. Also on August 4, 1998, he became a director of Pro Tech. On February 2, 1999, Mr. Hennessey was appointed President and Chief Operating Officer of Pro Tech. From 1982 through 1984, Mr. Hennessey was a salesman with the computer sales division of Lanier Business Products located in Boston, Massachusetts. From 1984 through April 1994, Mr. Hennessey held various new venture sales and sales management positions with Digital Equipment Corporation.

     Michael J. Parrella currently serves as a director of Pro Tech. Mr. Parrella is Chief Executive Officer and Chairman of the Board of Directors of NCT Group. Mr. Parrella was elected Chairman of the Board of Directors of NCT Group on April 21, 2000, on which date he relinquished the position of President. From August 1995 to April 21, 2000, Mr. Parrella served as NCT Group's President and Chief Executive Officer. From November 1994 to July 1995, Mr. Parrella served as Executive Vice President of NCT Group. Prior to that, from February 1988 until November 1994, he served as President and Chief Operating Officer of NCT Group. He initially became a director of NCT Group in 1986. Mr. Parrella also serves as Chief Executive Officer and Acting President of NCT Audio Products, Inc., a subsidiary of NCT Group, a position to which he was elected on September 4, 1997. He became a director of NCT Audio on August 25, 1998. On January 5, 2001, Mr. Parrella was elected Acting Chief Executive Officer of Advancel Logic Corporation, a subsidiary of NCT Group. Mr. Parrella is a director of Advancel, serves as Chairman of the Board of Distributed Media Corporation, a subsidiary of NCT Group and serves as Chairman of the Board of NCT Hearing Products, Inc., a subsidiary of NCT Group. Mr. Parrella became a director of subsidiaries acquired directly or indirectly by NCT Group in 2000, including Midcore Software, Inc. and Pro Tech, and NCT Group subsidiaries formed in 2000, including DMC Cinema, Inc., NCT Video Displays, Inc., DMC New York, Inc., ConnectClearly.com, Inc., DMC HealthMedia Inc., Distributed Media
Corporation International Limited, Artera Group, Inc. and Artera Group International Limited.

     Irene Lebovics currently serves as a director of Pro Tech. She is a director and President of NCT Group and President of NCT Hearing Products, Inc. She served as Secretary of NCT Group from February 1999 until September 2001. On April 25, 2001, Ms. Lebovics became a director of NCT Group. On January 5, 2000, Ms. Lebovics was elected Acting Chief Marketing Officer and Secretary of Advancel Logic Corporation. She joined NCT Group as Vice President of NCT Group and President of NCT Medical Systems in July 1989. In January 1993, she was appointed Senior Vice President of NCT Group. In November 1994, Ms. Lebovics became President of NCT Hearing Products, Inc. In 1999, Ms. Lebovics was appointed as Executive Vice President of NCT Group, and in April 2000, she became President of NCT Group. She has held various positions in product marketing with Bristol-Myers, a consumer products company, and in advertising with McCaffrey and McCall. In addition to serving as a director of Pro Tech, Ms. Lebovics serves as a director of various NCT Group subsidiaries as follows: NCT Hearing Products, Inc., Distributed Media Corporation, ConnectClearly.com, Inc., NCT Video Displays, Inc., DMC New York, Inc., Artera Group, Inc., Artera Group International Limited, Midcore Software, Inc., Advancel Logic Corporation, DMC HealthMedia Inc., Distributed Media Corporation International Limited and DMC Cinema, Inc.

     Cy E. Hammond currently serves as a director of Pro Tech. He is Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of NCT Group. He joined NCT Group as Controller in January 1990 and was appointed a Vice President in February 1994. Mr. Hammond also serves as Treasurer of NCT Hearing Products, Inc., a position to which he was elected on July 15, 1998, as Acting Chief Financial Officer and Treasurer of NCT Audio Products, Inc.,
positions  to which he was elected on  September  4, 1997,  and as Acting  Chief
Financial Officer, Treasurer and Assistant Secretary for Advancel Logic Corporation, positions to which he was elected on January 5, 2000. During 1989, he was Treasurer and Director of Finance for Alcolac, Inc., a multinational specialty chemical producer. Prior to 1989 and from 1973, Mr. Hammond served in several senior finance positions at the Research Division of W.R. Grace & Co., the last of which included management of the division's worldwide financial operations. Mr. Hammond also serves as a director of other NCT Group subsidiaries as follows: NCT Video Displays, Inc., DMC New York, Inc., Artera Group, Inc., Artera Group International Limited, Noise Cancellation Technologies (Europe), Inc. and ConnectClearly.com, Inc.

Information Concerning the Board

     The Board of Directors of Pro Tech held no formal board meetings during the fiscal year ended October 31, 2000, the two-month transition period ended December 31, 2000 or the fiscal year ended December 31, 2001. On eight occasions during such period, the Board of Directors took action by unanimous written consent in lieu of holding a meeting. Pro Tech does not have separate audit, nominating or compensation committees of the Board of Directors as such matters receive the attention of the entire Board.

Compensation of Directors

     None of Pro Tech's directors received fees, as such, for services as a director during 2000 and 2001. During 2000 and 2001, Messrs. Larkin and
Hennessey were paid salaries by the company as described below under "Compensation Arrangements with Certain Officers and Directors."

     In June 2001, Mr. Larkin was granted an option to acquire 540,000 shares of Pro Tech's common stock under the 1998 Stock Option Plan at an exercise price of $0.17, the fair market value of the common stock on the date of the grant. Such option vests on the date of grant and expires seven years from the date of grant. On February 1, 2002, the company granted Mr. Larkin an option to acquire 250,000 shares of common stock as described below under "Compensation Arrangements with Certain Officers and Directors."

     In November 2000, Mr. Hennessey was granted an option to acquire 250,000 shares of Pro Tech's common stock under the 1998 Stock Option Plan at an exercise price of $0.4375, the fair market value of the common stock on the date of the grant. The vesting is as follows: such option vests 25% on the date of grant and 25% upon each of the first, second and third anniversaries of the date of grant. The option expires seven years from the date of grant.

Certain Relationships and Insider Participation

     During the fiscal year ended October 31, 1996, Pro Tech loaned $28,882 to Mr. Larkin, due and payable with interest at 5% per annum on August 2, 2003. During the fiscal year ended October 31, 1998, Pro Tech loaned an additional $3,650 to Mr. Larkin, due October 31, 2002 with interest at 5% per annum. On October 19, 2001, these two notes were canceled and replaced with a new note. The outstanding principal amounts and accrued interest under the 1996 and 1998 notes along with $10,594 of personal expenses paid by Pro Tech on Mr. Larkin's behalf were rolled into the October 19, 2001 note with an aggregate principal balance of $58,614. This new note matures October 19, 2003 and bears interest, payable at maturity, at 5% per annum. Outstanding principal and interest amounted to $59,670 as of December 31, 2001.

     On March 27, 2001, Pro Tech entered into a replacement note with Westek Communications, a company owned by Kevin Larkin, son of Keith Larkin. The principal amount of the new note is $162,750 reflecting the principal amount of the replaced note ($150,000 that was due on March 27, 2001) along with accrued interest at 8.5% per annum. The new note matures March 27, 2002 and bears interest at 8.5% per annum.

     As of December 31, 2001, Pro Tech owed approximately $326,000 to NCT Hearing Products, Inc., approximately $195,000 to NCT Group and approximately $35,000 to another subsidiary of NCT Group for various administrative and accounting services provided to Pro Tech.

Section 16(a) Compliance

     Section 16(a) of the Exchange Act requires Pro Tech's officers and directors, and persons who own more than 10% of a registered class of Pro Tech's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors and greater than 10% shareholders are required by regulations of the SEC to furnish Pro Tech with copies of all such reports. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, Pro Tech believes that all filing requirements applicable to its officers, directors, and greater than 10% shareholders were complied with during the period from November 1, 1999 to December 31, 2001, except that Messrs. Larkin and Hennessey did not timely file Form 4s with the SEC in conjunction with the grant of options in June 2001 and November 2000, respectively.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the shares of common stock beneficially owned as of January 31, 2002 by each person who, to the knowledge of Pro Tech, (1) was the holder of 5% or more of the common stock of Pro Tech as of such date; (2) serves as a director of Pro Tech; (3) was among the five most highly compensated executive officers of Pro Tech (including Pro Tech's Chief Executive Officer) in the fiscal year ending December 31, 2001; and by all executive officers and directors of Pro Tech as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.

                                        Amount and
                                         Nature of            Approximate
                                        Beneficial            Percentage
       Name of Beneficial Owner        Ownership (1)          Of Class (1)
   ----------------------------------  --------------        --------------
   Keith Larkin                            1,300,000 (2)         3.9%
   Richard Hennessey                         425,000 (3)         1.3%
   Michael J. Parrella                             - (4)           -
   Irene Lebovics                                  - (4)           -
   Cy E. Hammond                                   - (4)           -
   NCT Hearing Products, Inc.             27,102,174 (5)        81.6%
   Carole Salkind                        113,132,143 (6)        77.3%
   Alpha Capital Aktiengesellschaft       11,627,854 (7)        25.9%
   Zakeni Limited                          3,347,489 (8)         9.2%
   All Executive Officers and Directors
      as a Group (6 persons)               1,725,000             5.0%

(1) Assumes the exercise of currently exercisable options or warrants to purchase shares of common stock and the conversion of convertible securities. The percentage of class ownership is calculated separately for each person based on the assumption that the person listed on the table has exercised all options and warrants currently exercisable by that person and converted the convertible securities held by that person, but that no other holder of options or warrants has exercised such options or warrants or converted such convertible securities.

(2) Includes 540,000 shares of common stock underlying a stock option agreement, which is presently exercisable at $0.17 per share and expires on June 1, 2008, and 240,000 shares of common stock owned by The Seek Foundation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1954, as amended. The directors of such organization are Keith Larkin and his wife, Cynthia Larkin. Excludes 40,000 shares held by Westek Communications, a company controlled by Mr. Larkin's son and 400 shares held by Mr. Larkin's grandchildren, shares over which Mr. Larkin disclaims beneficial ownership.

(3)  Includes shares of common stock from stock option  agreements,  as follows:
     (1) 300,000 shares of common stock underlying stock option agreements, all of which are presently exercisable (of such options, 50,000 expire on August 4, 2002, 50,000 expire on August 4, 2003 and 200,000 expire on August 13, 2004); and (2) 250,000 shares of common stock underlying a stock option agreement, of which 125,000 are presently exercisable (the 250,000 options expire on November 28, 2007).

(4) Messrs. Parrella and Hammond, and Ms. Lebovics are officers of, and Mr. Parrella and Ms. Lebovics serve as directors of, NCT Group. NCT Hearing is a wholly-owned subsidiary of NCT Group. Messrs. Parrella and Hammond, and Ms. Lebovics are directors of NCT Hearing and disclaim beneficial ownership in respect of Pro Tech's common stock held by NCT Hearing.

(5) The address of NCT Hearing Products, Inc. is 20 Ketchum Street, Westport, Connecticut 06880.

(6) Ms. Salkind's business address is c/o Sills, Cummis, Radin, Tishman, Epstein & Gross, One Riverfront Plaza, Newark, New Jersey 07102. Includes 103,869,401 shares issuable upon the exchange of convertible notes in aggregate principal amount of $7,681,003 and 929,409 shares for interest thereon through January 31, 2002, calculated at an exchange price of $0.14 on $2,535,469 of convertible secured notes and at an exchange price of $0.06 on the remaining aggregate principal of $5,145,534 of convertible notes. Also includes 8,333,333 shares deliverable to Ms. Salkind upon the exercise of warrants, delivery of which shares would be an obligation of NCT Group.

(7) Alpha Capital Aktiengesellschaft's business address is Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein. Konrad Ackermann, Director, has voting and dispositive control of Pro Tech's shares on behalf of Alpha Capital. In addition to shares owned, includes shares of common stock that Alpha Capital has the right to acquire pursuant to the exercise of a currently exercisable warrant for 1,000,000 shares. Also includes shares of common stock that Alpha Capital has the right to acquire pursuant to its right to convert our Series B Convertible Preferred Stock for our common stock plus accretion thereon at 4% per annum through January 31, 2002. Such conversion shares were determined using 80% of an assumed $0.06 price per share five-day average closing bid price of the 15-day trading period immediately preceding the assumed conversion.

(8) Includes shares of common stock that Zakeni Limited has the right to acquire pursuant to the exercise of a currently exercisable warrant for 2,250,000 shares. Also includes shares of common stock that Zakeni Limited has the right to acquire pursuant to its right to convert Pro Tech Series A Convertible Preferred Stock for our common stock plus accretion thereon at 4% per annum through January 31, 2002. Such conversion shares were determined using 80% of an assumed $0.06 price per share five-day average closing bid price of the 15-day trading period immediately preceding the assumed conversion. The business address of Zakeni Limited is 620 Wilson Avenue, Suite 501, Toronto, Ontario, Canada MSK 1Z3. Sheldon Salcman, Vice President, has voting and dispositive control of Pro Tech's shares on behalf of Zakeni Limited.

Executive Compensation

     Set forth below is certain information for the two fiscal years ended October 31, 1999 and 2000, the two-month transition period ended December 31, 2000 and the fiscal year ended December 31, 2001 relating to the cash and other compensation paid or accrued by Pro Tech to Keith Larkin, its then Chief Executive Officer, and to Richard Hennessey, the only executive officer of the company who received compensation in excess of $100,000 for services rendered in all capacities to Pro Tech (together, the "Named Executive Officers").

                                        Annual Compensation                       Long-Term Compensation
                            --------------------------------------- -----------------------------------------------
                              Year
                               Or                                   Restricted  Securities
     Name and                Period                        Annual     Stock     Underlying      LTIP     All Other
Principal Position            Ended   Salary     Bonus  Compensation  Awards   Stock Options  Payouts  Compensation
------------------          -------- --------  -------- ------------ --------  -------------  -------- ------------
Keith Larkin                10/31/99 $ 25,000      -     $25,000        -        540,000          -         -
 Chairman of the            10/31/00   22,500      -      22,500        -              -          -         -
 Board of Directors,        12/31/00    7,500      -           -        -              -          -         -
 Chief Executive Officer    12/31/01   56,750      -      56,750        -        540,000          -         -
 and Treasurer

Richard Hennessey           10/31/99   51,000      -      51,000        -        200,000          -         -
 President                  10/31/00   77,000      -      77,000        -              -          -         -
                            12/31/00   16,000      -           -        -        250,000          -         -
                            12/31/01  121,647      -     121,647        -              -          -         -


Compensation Arrangements with Certain Officers and Directors

     The company had an employment agreement with Keith Larkin which was terminated in 1999. The agreement provided for a maximum annual salary of $90,000 with additional amounts added using the consumer price index as a minimum. Mr. Larkin was eligible for the maximum annual salary during a given year only if Pro Tech generated annual sales of at least $2,000,000 and pre-tax income equal to at least 20% of Pro Tech's annual sales. Despite the termination of Mr. Larkin's employment agreement, Mr. Larkin has agreed to assign all of his rights, title and interest in and to any and all inventions, discoveries, developments, improvements, processes, trade secrets, trademark, copyright and patent rights of which he conceives during his tenure with Pro Tech.

     Pro Tech currently has no employment agreement with Mr. Larkin. In conjunction with certain restructuring actions of Pro Tech commenced in December 2001, Mr. Larkin has voluntarily reduced his annual salary from Pro Tech to $4,200, effective February 1, 2002. Also effective February 1, 2002, Mr. Larkin resigned his positions as Chief Executive Officer and Treasurer of Pro Tech but continues as Chairman of the Board of Directors. In connection therewith, Pro Tech agreed that all of Mr. Larkin's June 1, 2001 stock options will remain in effect until their scheduled June 1, 2008 expiration date. Pro Tech also granted Mr. Larkin seven-year options to acquire an additional 122,000 shares of common stock at an exercise price of $0.06 per share, and agreed to grant Mr. Larkin seven-year options to acquire an additional 128,000 shares of common stock under the 1998 Plan, subject to shareholder approval to increase the number of shares authorized under the 1998 Plan (see Proposal No. 3 below).

     Pro Tech does not have an employment agreement with Richard Hennessey. Effective August 1, 2001, Mr. Hennessey's base salary was increased to an annual rate of $170,000. Effective February 1, 2002, Mr. Hennessey's base salary was reduced to $150,000 per annum, and a bonus plan was established whereby Mr. Hennessey may earn an additional $20,000 per annum based upon achievement of certain Board-approved performance objectives.

Stock Options and Warrants

Warrants

     On September 29, 2000, Pro Tech issued warrants to the three purchasers of Pro Tech's Series A Convertible Preferred Stock to acquire an aggregate of 4,500,000 shares of common stock. These warrants are exercisable at $0.50 per share and expire on October 28, 2003. Pro Tech has the right to require the warrant holders to exercise upon a call by Pro Tech under the following conditions: one third of the warrants are callable if the closing bid price of our common stock for the previous 15 consecutive trading days equals or exceeds $0.68 per share and the average daily trading volume during such period is at least 150,000 shares; two thirds of the warrants are callable if the closing bid price of our common stock for the previous 15 consecutive trading days equals or exceeds $0.94 per share and the average daily trading volume during such period is at least 150,000 shares; and all of the warrants are callable if the closing bid price of our common stock for the previous 15 consecutive trading days equals or exceeds $1.135 per share and the average daily trading volume during such period is at least 150,000 shares.

     On July 30, 2001, we issued a warrant to purchase 1,000,000 shares of our common stock to the purchaser of Pro Tech's Series B Convertible Preferred Stock. The warrant is exercisable at $0.13 per share and expires on July 30, 2004. We have the right to require the warrant holder to exercise upon a call by Pro Tech under the following conditions: (1) one third of the warrant is callable if the closing bid price of the common stock for the previous 15 consecutive trading days equals or exceeds $0.177 per share and the average daily trading volume during such period is at least 150,000 shares; (2) two thirds of the warrant is callable if the closing bid price of the common stock for the previous 15 consecutive trading days equals or exceeds $0.244 per share and the average daily trading volume during such period is at least 150,000 shares; and (3) the warrant is callable if the closing bid price of the common stock for the previous 15 consecutive trading days equals or exceeds $0.295 per share and the average daily trading volume during such period is at least 150,000 shares.

     On February 13, 2001, in connection with issuance of a convertible note by NCT Group, NCT Group issued a warrant to the note holder, Carole Salkind, to acquire $500,000 of shares of either NCT Group or Pro Tech common stock, at Ms. Salkind's election, at amended prices of $0.071 per share for NCT Group or $0.06 per share for Pro Tech. This warrant gives Ms. Salkind the right to acquire 8,333,333 shares of Pro Tech common stock owned by NCT Group (through NCT Hearing). Because providing shares for the exercise of this warrant is not an obligation of Pro Tech, we are not required to reserve unissued shares of our common stock for this warrant.

Stock Option Plans

1996 Stock Option Plan

     On April 15, 1996, the Board of Directors of Pro Tech adopted the Pro Tech 1996 Stock Option Plan. The 1996 Plan provided for the grant by Pro Tech of options to purchase up to an aggregate of 590,000 shares of Pro Tech's authorized but unissued shares of common stock to officers, directors, consultants, and other persons rendering services to Pro Tech. The purposes of the 1996 Plan were to provide incentive to employees, including officers, directors and consultants of Pro Tech, to encourage such persons to remain in the employ of Pro Tech and to attract persons of experience and ability to Pro Tech. The 1996 Plan terminates on April 15, 2002. The Board of Directors determined in 2000 that no further grants would be made under the 1996 Plan.

     On April 15, 1996, options to purchase 540,000 and 50,000 shares were granted under the 1996 Plan to Pro Tech's then President, Mr. Larkin, and other officers, respectively, at an exercise price of $0.50 per share. The exercise price was the fair value of the stock at the date of the grant, which was determined from the price paid per share during Pro Tech's stock offering carried out in 1996. The stock options were exercisable upon the grant date and were to expire three years from the date of grant.

     Prior to the fiscal year ended October 31, 1998, Pro Tech received $25,000 and issued 50,000 shares of common stock upon the exercise of 50,000 options by Pro Tech's officers. On April 13, 1999, the remaining 540,000 options issued to Mr. Larkin were extended for two years to April 15, 2001. Such options have expired.

1998 Stock Option Plan

     On March 5, 1998, the Board of Directors adopted the 1998 Stock Option Plan for the benefit of directors, officers, employees and consultants to Pro Tech. The 1998 Plan originally authorized the issuance of up to 500,000 shares of common stock, and the number authorized under the 1998 Plan was increased to 2,000,000 shares of common stock on August 11, 2000. On August 4, 1998, options to purchase 200,000 and 100,000 shares were granted to Pro Tech's officers and employees, respectively, at an exercise price of $0.375 per share. The exercise price was the fair market value of a share of common stock on the date of the grant. Of these, options to purchase 150,000 shares of common stock were granted to Richard Hennessey and became vested and exercisable as follows: 50,000 on the date of grant; 50,000 on August 4, 1999; and 50,000 on August 4, 2000. All other options granted on August 4, 1998 vested immediately. All options expire three years from the date of vesting. As such, the right for Mr. Hennessey to acquire 50,000 shares pursuant to this grant expired August 4, 2001.

     On April 13, 1999, an option to purchase 200,000 shares was granted to Richard Hennessey at an exercise price of $0.38 per share. The exercise price was greater than the fair market value of a share of common stock on the date of the grant. The shares underlying the option vest as follows: 100,000 on the date of grant; 50,000 on April 13, 2000; and 50,000 on April 13, 2001. The option expires on April 13, 2004.

     On November 28, 2000, the Board of Directors authorized the issuance to Pro Tech employees of options to purchase an aggregate of 500,000 shares of common stock at an exercise price of $0.4375 per share, the fair market value on the date of grant. Included in these grants was a grant to Mr. Hennessey to acquire 250,000 shares of common stock. The shares underlying Mr. Hennessey's stock option vest as follows: 25% (or 125,000 shares) on the date of grant and 25% on each of the first, second and third anniversaries of the date of grant. The options expire on November 28, 2007.

     On June 1, 2001, the Board of Directors granted options to three employees of Pro Tech for the purchase of an aggregate of 940,000 shares of common stock, including an option to Mr. Larkin to acquire 540,000 shares. Mr. Larkin's options have an exercise price of $0.17 per share, the fair market value on the date of grant, and vest on the date of grant. The options expire on June 1, 2008.

                2001 Aggregated Option and Warrant Exercises and
                   December 31, 2001 Option and Warrant Values

     The following table sets forth certain information with respect to the exercise of options and warrants to purchase common stock during the fiscal year ended December 31, 2001 and the unexercised options and warrants held and the value thereof at December 31, 2001 by the Named Executive Officers.


                                            Number of Shares
                                               Underlying               Value of Unexercised
                 Number of                  Unexercised Options         In-the-Money Options
                   Shares                   and Warrants at               And Warrants at
                  Acquired                   December 31, 2001            December 31, 2001
                     on        Value   ------------------------------- -------------------------
     Name        Exercise (#) Realized Exercisable(#) Unexercisable(#) Exercisable Unexercisable
---------------- -----------  -------- ------------- ----------------- ----------- -------------
Keith Larkin          -       $   -       540,000              -        $    -      $      -
Richard Hennessey     -           -       425,000        125,000             -             -

     The fair market value of Pro Tech's common stock at December 31, 2001 was less than the exercise price of stock options held by the Named Executive
Officers. Accordingly, at December 31, 2001, the Named Executive Officers' unexercised stock options had no value as indicated above.

Report on Executive Compensation

     The primary objective of the compensation policy of Pro Tech is to align executive compensation in a way that will encourage enhanced shareholder value, while concurrently allowing Pro Tech to attract, retain and satisfactorily reward all employees who contributed to Pro Tech's long-term growth and economic success. The main principles of the compensation program are: (1) the development of incentive plans; (2) the attainment of short-term and long-term growth along with achievement of operational goals and strategic initiatives;
(3) the development of competitive compensation packages that will enable Pro Tech to attract, retain and motivate high caliber employees without depleting Pro Tech's resources; and (4) the provision of incentives to Pro Tech's executives and other employees to share in appreciation of the price of Pro Tech's common stock, thereby aligning their interests with those of Pro Tech's shareholders. The compensation program for Pro Tech's executives includes an annual salary and stock options. All five of Pro Tech's directors participated in deliberations regarding executive officer compensation.

Performance Graph

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                  Pro Tech Communications, Inc. (symbol: PCTU)
                              Stock Performance (1)


                                [OBJECT OMITTED]

--------------------------------------------------------------------------------------------------
                                  12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
--------------------------------------------------------------------------------------------------
Pro Tech                             100       286         11         11         20          3
--------------------------------------------------------------------------------------------------
NASDAQ Composite Index               100       122        173        321        193       153
--------------------------------------------------------------------------------------------------
NASDAQ Electronic Component
       Stock Index (2)               100       105        162        301        248       169
--------------------------------------------------------------------------------------------------

(1) Assumes an investment of $100 in Pro Tech's common stock and in each index on December 31, 1996, the initial year during which Pro Tech's common stock was publicly traded. Pro Tech's common stock is traded on the NASD OTC Bulletin Board under the symbol "PCTU."

(2) Pro Tech has selected the NASDAQ Electronic Components Stock Index composed of companies in the electronics components industry listed on the NASDAQ National Market System, as it is unable to identify a peer group or an appropriate published industry or line of business index other than the NASDAQ Electronics Components Stock Index.

           PROPOSAL No. 2 - AMENDMENT TO THE ARTICLES OF INCORPORATION
                   TO INCREASE THE AUTHORIZED NUMBER OF SHARES
                   COMMON STOCK FROM 40 MILLION TO 300 MILLION

Background

     Our Board of Directors has unanimously adopted and the Consenting Shareholder, NCT Hearing Products, Inc., has approved an amendment to Pro Tech's Articles of Incorporation to increase the authorized shares of Pro Tech's common stock from 40 million shares to 300 million shares, an increase of 260 million shares.

     Pro Tech needs to increase the authorized but unissued shares of its common stock because of the occurrence of a number of securities sales transactions, as described below, whose terms could obligate the company to issue more shares than Pro Tech now has authorized. The number of additional shares Pro Tech may need to issue is partly a function of the price of our common stock, as explained below. Although our shareholders are being asked to approve this proposal to increase the authorized but unissued shares to satisfy these obligations, holders of our common stock are not approving the transactions themselves or the terms of securities sold. In addition, shareholders are not approving future issuances of preferred stock or other future transactions by voting for this proposal.

     The text of this amendment to our Articles of Incorporation is attached as Appendix A to this Information Statement.

Current Number of Authorized Common Shares and Shares Required to be Reserved

     Currently, the number of authorized common shares that Pro Tech may issue is 40 million. As of the record date, March 15, 2002, a total of 33,200,311 of Pro Tech's currently authorized shares of common stock have been issued and are outstanding, leaving 6,799,689 shares of common stock available for all other purposes. A number of the currently authorized but unissued shares of common stock are required to be held in reserve for possible future issuance: (1) upon conversion of convertible preferred stock; (2) upon exercise of outstanding stock options and warrants and shares reserved for future options that may be granted under the 1998 Stock Option Plan; and (3) for contingent obligations arising from convertible notes issued by NCT Group which are exchangeable for our common stock. These specific purposes for additional shares of common stock are described in greater detail below.

     For certain conversions and exchanges into shares of our common stock, the number of shares required to be reserved may vary as a function of the price of our common stock. At an assumed closing bid price per share of $0.06 (also assumed to be the lowest consecutive five-day average closing bid price out of a 15-day trading period), Pro Tech would not have available and in reserve all of the shares of common stock necessary to fulfill its obligations for all of the future issuances noted in (1), (2) and (3) above. At such price, after providing adequate reserves for all of the specific future issuances outlined above, Pro Tech would have a shortfall in the number of authorized but unissued shares of common stock.

Reasons for Authorizing Additional Shares of Common Stock

     By increasing the number of authorized shares of our common stock by 260 million, we will have more than a sufficient number of shares to meet our current obligations. We currently do not have a sufficient number of shares of common stock to meet our obligations. This also means that we have no stock available for future actions, including future fund-raising activities or acquisitions.

     The proposed increase in the number of authorized but unissued shares of common stock would enable Pro Tech, without undue delay, to issue such shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations and other corporate purposes. The Board of Directors believes it to be in the best interest of Pro Tech to make additional shares of common stock available for possible issuance for acquisitions, public or private financings involving common stock or preferred stock or other securities convertible into common stock, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     Increasing the number of authorized shares will also allow our Board of Directors the flexibility to act promptly in issuing stock to meet our future business needs, which may include:

o    Financing transactions to improve our financial and business position;
o    Stock splits or stock dividends;
o    Acquisitions and mergers;
o    Recruiting employees and executives;
o    Employee benefit plans; and
o    Other proper business purposes.

     However, we cannot make any assurances, nor can the Board of Directors predict, what effect, if any, the proposed increase in the number of authorized shares of common stock will have on the market price of our common stock.

     If additional shares are readily available, our Board of Directors will be able to act quickly without spending the time and incurring the expense of providing information statements to our shareholders or soliciting proxies and holding additional shareholders' meetings. The Board of Directors however, may issue additional shares of common stock without action on the part of the shareholders only if the action is permissible under Florida law, and only if the rules of the NASD OTC Bulletin Board, the market on which Pro Tech's common stock is traded, permit those issuances. There are no additional costs or expenses due to the State of Florida, where we are incorporated, as a result of the increase in authorized shares, other than the costs associated with the filing of an amendment to our Articles of Incorporation.

     Moreover, the additional authorized shares of common stock may discourage persons from attempting to gain control of Pro Tech by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. These shares could also be used by the Board of Directors in a public or private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of Pro Tech. We are not currently aware of any effort to obtain control of Pro Tech. Issuing any additional shares of our common stock will dilute our current shareholders' interest in Pro Tech.

An Overview of Our Common Stock

     The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of Pro Tech, the issuance of additional common shares reduces the percentage interest of current shareholders in the total outstanding shares of common stock. Approval of this proposal will not affect the number of shares of preferred stock authorized to be issued by Pro Tech. The relative rights and limitations of the shares of common stock and the other shares of stock authorized would remain unchanged under this proposal.

     The following summarizes the rights of holders of our common stock:

     o The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by our shareholders generally, including the election of directors;

     o    There are no cumulative voting rights;

     o The holders of shares of our common stock are entitled to dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, if any;

     o Upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

     o The holders of shares of common stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

What Are the Effects on Pro Tech Shareholders With Regard to this Amendment?

     It will not be necessary for you to surrender your share certificates upon approval of the proposed increase in the number of authorized shares. Rather, when share certificates are presented for transfer or other reasons, new share certificates bearing the new amount of authorized shares will be indicated on the certificates.

     Under Pro Tech's Articles of Incorporation, as amended, the Board of Directors is empowered to issue all or any part of the shares of its unissued authorized common stock without further action by shareholders. Except for the purposes described below in greater detail, Pro Tech currently has no specific plans to issue any of its additional unissued and unreserved shares of common stock.

     Some of the additional authorized shares will be earmarked for specific purposes. The following sections outline the circumstances under which additional shares of Pro Tech's common stock may be required. The table below summarizes the reserves that may be required at an assumed price of $0.06 per share.

      Preferred Stock                             16,141,107
      Reserve for 1998 Stock Option Plan           2,000,000
      Reserve for 1998 Plan Amendment             28,000,000
      Outstanding Warrants                         5,500,000
      NCT Group Convertible Notes                104,798,810
                                                 ------------
             Total                               156,439,917
                                                 ============

Preferred Stock

     We are authorized to issue 1,000,000 shares of preferred stock. To date, we have designated Series A and Series B Convertible Preferred Stock which are described below. We issued 1,500 shares of Series A Convertible Preferred Stock in September 2000; 50 of these shares are outstanding as of January 31, 2002. We issued 500 shares of Series B Convertible Preferred Stock in July 2001; all of these shares are outstanding as of January 31, 2002.

Series A Convertible Preferred Stock

     On September 12, 2000, Pro Tech was granted by NCT Hearing a license for an exclusive right to certain NCT Hearing technologies for use in lightweight cellular, multimedia and telephony headsets. As consideration for such license, we issued approximately 23.4 million shares of our common stock to NCT Hearing, net of shares issued to an outside consultant. A condition precedent to this transaction was that NCT Group identify investors willing to provide for a $1.5 million equity financing for Pro Tech, which funds would be used for working capital purposes. On September 29, 2000, Pro Tech and NCT Group entered into a Securities Purchase and Supplemental Exchange Rights Agreement with Austost Anstalt Schaan, Balmore S.A. and Zakeni Limited, collectively known as the Pro Tech Investors, to consummate the $1.5 million financing for Pro Tech. Pursuant to such agreement, we issued 1,500 shares of our Series A Convertible Preferred Stock to the Pro Tech Investors for approximately $1.2 million in cash and settlement of a $0.3 million note payable. Under such agreement, the Pro Tech Investors could elect to convert their Series A Convertible Preferred Stock into shares of Pro Tech common stock at the then lowest average of the average closing bid price for a share of our common stock as reported on the NASD OTC Bulletin Board for any consecutive five-day period out of 15 trading days preceding the date of such conversion, less a discount of 20%. Such stock is also exchangeable for shares of NCT Group common stock at the election of the Pro Tech Investors. We are required to reserve 115% of the number of shares calculated pursuant to the conversion formula. Based on a five-day average closing bid price of $0.06 (or $0.048 after the discount outlined above), as of January 31, 2002, 1,262,112 shares of our common stock would be required to convert the 50 issued and outstanding shares of Series A Convertible Preferred Stock and accretion thereon. We registered shares of Pro Tech common stock that the Pro Tech Investors could offer to sell if they elected to convert their Series A Convertible Preferred Stock for our common stock. From January 4, 2001 through November 7, 2001, 1,450 shares of the Series A Convertible Preferred Stock were converted into 4,951,873 shares of Pro Tech common stock or exchanged for 2,975,978 shares of NCT Group common stock.

Series B Convertible Preferred Stock

     On July 30, 2001, we entered into an agreement to issue 500 shares of Series B Convertible Preferred Stock for $500,000. We received approximately $457,000 in cash, net of fees and expenses, from Alpha Capital
Aktiengesellschaft as consideration for the Series B Convertible Preferred Stock. The shares of Series B Convertible Preferred Stock may be converted into shares of Pro Tech common stock or exchanged for shares of NCT Group common stock. The conversion rate for acquiring Pro Tech common stock is the lesser of:
(i) the then lowest average of the average closing bid price for a share of Pro Tech common stock for any consecutive five-day period out of 15 trading days preceding the date of such conversion, less a discount of 20%, subject to certain adjustments; or (ii) $0.25. We are required to reserve 140% of the number of shares calculated under the conversion formula. Based on a five-day average closing bid price of $0.06 (or $0.048 after the discount outlined above), as of January 31, 2002, 14,878,995 shares of our common stock would be required for conversion of the 500 issued and outstanding shares of Series B Convertible Preferred Stock and accretion thereon.

Stock Options

     Presently, there are 2,000,000 outstanding options under the 1998 Plan and no shares available for grant under the 1998 Plan. From time to time, shares may become available under the 1998 Plan upon forfeiture, cancellation or expiration of options. Pro Tech is required to reserve 2,000,000 shares of its common stock for issuance under the 1998 Plan. In addition, we would need to reserve the 28,000,000 share increase outlined in Proposal No. 3 below, to provide for the 1998 Plan as amended by that Proposal. There are no options outstanding under the 1996 Plan, which terminates on April 15, 2002, nor does Pro Tech intend to grant future options under the 1996 Plan. For a description of the 1996 and 1998 Stock Option Plans, see "Proposal No. 1 - Election of Directors - Stock Options and Warrants."

Warrants

     For a complete description of our outstanding warrants, see "Proposal No. 1
- Election of Directors - Stock Options and Warrants." In conjunction with the issuance of the Series A Convertible Preferred Stock on September 29, 2000, we issued warrants to the Pro Tech Investors to acquire an aggregate of 4,500,000 shares of our common stock at an exercise price of $0.50 per share. On July 30, 2001, we issued a three-year warrant to purchase 1,000,000 shares of our common stock to Alpha Capital Aktiengesellschaft, the purchaser of Pro Tech's Series B Convertible Preferred Stock, at an exercise price of $0.13 per share.

NCT Group Convertible Notes

     NCT Group issued secured convertible notes to Carole Salkind during 2001 and 2002 which are convertible into shares of NCT Group common stock and exchangeable for the common stock of various other companies controlled by NCT Group including Pro Tech, at the election of Ms. Salkind. The aggregate principal amount of such notes issued from September 28, 2001 to January 25, 2002 was approximately $7,681,000. Of such amount, $2,535,469 is exchangeable into shares of Pro Tech common stock at an exchange price of $0.14 and the balance is exchangeable at an exchange price of $0.06. As of January 31, 2002, 104,798,810 shares of our common stock are required to be reserved for the exchange of these notes along with accrued interest.

Other Shares/Additional Considerations

     Finally, the proposed increase in the number of authorized shares of common stock may enable Pro Tech, without undue delay, to issue such shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations and other corporate purposes. If Pro Tech's execution of its strategy for operations does not proceed according to plan, Pro Tech will need to generate additional capital which may be raised by the issuance of shares of its common stock. The Board believes it to be in the best interest of Pro Tech to make additional shares of common stock available for possible issuance for acquisitions, public or private financings involving common stock or preferred stock or other securities convertible into common stock, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     Under our Articles of Incorporation, as amended, the Board of Directors is empowered to issue all or any part of the shares of its unissued authorized common stock without further action by shareholders. Except for the purposes outlined above, Pro Tech currently has no specific plans or contemplated actions to issue any of its unissued and unreserved shares of common stock.


                PROPOSAL NO. 3 - ADOPTION OF AN AMENDMENT TO THE
                             1998 STOCK OPTION PLAN

General

     On March 5, 1998, the Board of Directors adopted the 1998 Plan for the benefit of the directors, officers, employees and consultants of Pro Tech. The 1998 Plan is intended to attract and retain the services of qualified officers, employees and directors while providing an incentive for such persons to make a maximum contribution to Pro Tech's success.

     At our 2000 Annual Meeting of Shareholders on August 11, 2000, Pro Tech's shareholders approved an amendment to Pro Tech's 1998 Plan to increase the number of shares of common stock available thereunder from 500,000 shares to 2,000,000 shares.

     Presently, a total of 2,000,000 shares of common stock are reserved for issuance under the 1998 Plan, and no shares are available for future grants. In order to provide Pro Tech with the ability to issue additional options under the 1998 Plan, the Board of Directors of Pro Tech has proposed for shareholder approval an amendment to the 1998 Plan to increase the number of shares of Pro Tech's common stock reserved for issuance upon exercise of stock options granted under the 1998 Plan from 2,000,000 shares to 30,000,000 shares. The Board of Directors believes that the aggregate shares available for options should range from 10% to 15% of Pro Tech's authorized number of shares of common stock. Further, the Board of Directors intends that the aggregate outstanding options will not exceed a range from 10% to 15% of Pro Tech's actually issued and outstanding shares of common stock at any given time. Our Consenting Shareholder has adopted a written consent approving this proposal.

     The purpose of the amendment to the 1998 Plan is to enable the Board of Directors to issue additional options to qualified officers, employees and directors. The amendment to the 1998 Plan will become effective as of the date of the Annual Meeting, which is also the date the written consent of the Consenting Shareholder will be effective. The Board of Directors believes that it is in the best interest of Pro Tech and its shareholders to approve the proposed amendment to the 1998 Plan.

     The Board of Directors has determined that, upon shareholder approval of an increase in the number of shares under the 1998 Plan as described herein, Pro Tech will grant options to Keith Larkin to purchase 128,000 shares of common stock as described in "Compensation Arrangements with Certain Directors and Officers" above. At this time, no other option grants under the 1998 Plan have been authorized by the Board of Directors.

Summary of the 1998 Plan

     The major provisions of the 1998 Plan are summarized below. The following summary does not purport to be complete and is qualified in its entirety by reference to the 1998 Stock Option Plan as set forth in Appendix B to this Information Statement.

Administration

     The Board of Directors or a committee appointed by the Board administers the 1998 Plan. The Board of Directors reserves the power to remove members and add members to the committee. The Board of Directors or an appointed committee determines, among other prescribed duties, the amount of any option grants, the beneficiary of any options granted and the classification of the option grants as either incentive stock options or nonstatutory stock options. In addition, the Board's or appointed committee's interpretation of the provisions and construction of the 1998 Plan is binding and conclusive on all optionees and their legal representatives and beneficiaries.

Eligibility

     Any employee may be granted incentive stock options under the 1998 Plan. Any employee, officer, director or consultant of or other person rendering services to Pro Tech may be granted nonstatutory stock options under the 1998 Plan, if in each instance, the Board or appointed committee determines that such person performs services of special importance to the management, operation and development of the business of Pro Tech.

Terms and Conditions of Stock Options

     All options granted under the 1998 Plan are evidenced by written agreements the form of which will be determined by the Board or appointed committee. Each stock option agreement contains a grant date, the number of shares subject to the option, the exercise price, the vesting schedule and the expiration date of the options. The exercise price for incentive options granted to an employee who is not a 10% shareholder cannot be less than the par value nor less than the fair market value of the shares on the grant date; additionally, the exercise price for an incentive option granted to an employee who is a 10% shareholder cannot be less than the par value nor less than 110% of the fair market value of the shares on the grant date. The exercise price for nonstatutory stock options granted to any employee, officer or director of Pro Tech cannot be less than the par value of the shares. Options may be exercised by submitting written notice to Pro Tech disclosing the number of shares to be exercised along with the full purchase price for such shares. Pro Tech will accept cash or a certified check as payment for exercised options. In addition, the Board or appointed committee may modify, extend or renew outstanding options granted under the 1998 Plan; however, the Board or appointed committee may not, without prior consent from the optionee, alter or impair any rights or obligations under any option granted under the 1998 Plan.

Transferability

     During the lifetime of the optionee, an incentive stock option may be exercisable by the optionee only and cannot be assignable or transferable. In the event of the optionee's death, the incentive stock options will be transferable only by will or by the laws of descent and distribution. The Board or appointed committee determines the restrictions on transferability, if any, relating to nonstatutory stock options, and any such restriction will be disclosed in the nonstatutory stock option agreement.

Acceleration of Awards Upon Change in Control

     If Pro Tech is to be dissolved or liquidated or if Pro Tech will not be the surviving corporation in a merger or consolidation, then each outstanding option will be terminated, provided that each optionee will receive the opportunity, immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise the option in whole or in part.

Amendment and Termination

     The Board or appointed committee may from time to time suspend, discontinue, revise or amend the 1998 Plan; however, the shareholders of Pro Tech must approve any revision or amendment to the 1998 Plan that would increase the number of shares subject to the 1998 Plan or change the class of individuals eligible to receive options.

Certain U.S. Federal Income Tax Consequences

     For federal income tax purposes, nonstatutory stock options without ascertainable fair market value at grant are not taxed to the participant until exercised or otherwise disposed of. If the nonstatutory stock option is exercised, the participant realizes compensation income equal to the fair market value of the stock at the time it is transferred to him or her less the amount paid for it (the exercise price). If Pro Tech satisfies its tax withholding obligations arising from the exercise of the options, it would receive a business expense deduction for the amount that the participant must include in gross income as compensation because of the exercise of a nonstatutory stock option. This deduction is taken for the same year in which that income is taxable to the participant. If the participant later sells the stock, any subsequent gain or loss would be capital in nature.

     In general, with respect to incentive stock options, no income to a participant will result for federal income tax purposes upon either the granting or the exercise of an option under the 1998 Plan. If the participant later sells the acquired stock at least two years after the date the option is granted and at least one year after the transfer of the acquired stock to the participant, the participant would realize capital gain or loss equal to the difference between the option price and the proceeds of the sale. If the participant's gain is taxed as capital gain, Pro Tech would not be allowed a business expense deduction. If the participant disposes of the acquired stock before the end of the required holding periods, then the participant would realize ordinary income in the year of disposition equal to the lesser of: (i) the difference between the exercise price and the fair market value of the stock on the exercise date, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized, and Pro Tech would receive an equivalent deduction.

                                  OTHER MATTERS

     As of the date of this Information Statement, we know of no other business to be presented for action at the Annual Meeting and do not intend to present any other matters.

                  INFORMATION RELATING TO INDEPENDENT AUDITORS

     Morgan Jacoby Thurn Boyle & Associates, P.A. ("Morgan Jacoby"), independent public accountants, currently serves as Pro Tech's independent auditors. Morgan Jacoby acted as auditors of Pro Tech for the fiscal year ended October 31, 2000, the two-month transition period ended December 31, 2000 and the fiscal year ended December 31, 2001. A representative of Morgan Jacoby will be available by telephone during the Annual Meeting to respond to appropriate questions and to have the opportunity to make statements if he or she so desires.

 Audit Fees

     The aggregate fees for professional services rendered for the audits of Pro Tech's annual financial statements for the fiscal year ended October 31, 2000 and the two-month transition period ended December 31, 2000, and for the reviews of the financial statements included in Pro Tech's Quarterly Reports on Form 10-Q for that fiscal year, as well as related meetings, management memorandum and out of pocket and administrative charges were approximately $88,000. The aggregate fees for professional services rendered for the audit of Pro Tech's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in Pro Tech's Quarterly Reports on Form 10-Q for that fiscal year, as well as related meetings, management memorandum and out of pocket and administrative charges are estimated to be approximately $60,000.

All Other Fees

     The aggregate fees of independent accountants for services rendered to Pro Tech for the fiscal year ended October 31, 2000 and the two-month transition period ended December 31, 2000 (other than for financial information system design and other than as described under "Audit Fees" above) amounted to approximately $6,800. The majority of these fees relate to audit and tax activities in support of Pro Tech, including services rendered in connection with review of other filings with the SEC. Such aggregate fees of independent accountants for services rendered to Pro Tech for the fiscal year ended December 31, 2001 (other than for financial information system design and other than as described under "Audit Fees" above) amounted to approximately $4,000. The majority of these fees relate to audit and tax activities in support of Pro Tech.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at Pro Tech's 2003 Annual Meeting of Shareholders must be received by Pro Tech by December 31, 2002, for inclusion in Pro Tech's information statement or proxy statement relating to that Annual Meeting. Any proposals by shareholders intended to be presented at the 2003 Annual Meeting outside of Pro Tech's information statement or proxy solicitation process will be considered untimely if notice of such proposal is not given to the Secretary of Pro Tech by December 31, 2002. In the case of untimely notice, persons named in the proxies solicited by Pro Tech for that Annual Meeting (or their substitutes), if any, will be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting without any discussion of the proposal in Pro Tech's information or proxy statement for that Annual Meeting.

                                OTHER INFORMATION

     We have included a copy of our Form 10-K for the fiscal year ended December 31, 2001 with this Information Statement to all shareholders of record as of March 15, 2002, the record date for our 2002 Annual Meeting of Shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and special reports, information statements and other information with the SEC. These SEC filings are available to the public on the SEC's web site at http://www.sec.gov.

     SEC rules and regulations permit us to "incorporate by reference" the information Pro Tech files with the SEC. This means that we can disclose important information to you by referring you to the other information Pro Tech has filed with the SEC. The information that we incorporate by reference is considered to be part of this Information Statement. Information that Pro Tech files later with the SEC will automatically update and supersede this information.

     You may request a free copy of any filings subsequently incorporated by reference into this Information Statement by writing or calling:

      Pro Tech Communications, Inc.
      c/o NCT Group, Inc.
      20 Ketchum Street
      Westport, CT 06880
      Attn.:  Corporate Secretary

      Telephone requests may be directed to (203) 226-4447.

     Pro Tech has not authorized anyone to give any information or make any representation about Pro Tech that differs from or adds to the information in this Information Statement or in the documents that Pro Tech files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this Information Statement or in the documents that Pro Tech files publicly with the SEC.

     The information contained in this Information Statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

By Order of the Board of Directors,



Richard Hennessey
President

Fort Pierce, Florida
March 20, 2002

                                                                      Appendix A

                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          PRO TECH COMMUNICATIONS, INC.


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to the Amended and Restated Articles of Incorporation of Pro Tech Communications, Inc. (the "Corporation"):

FIRST: The Amended and Restated Articles of Incorporation of the Corporation is hereby amended by deleting the present ARTICLE IV, Section A and inserting in lieu thereof a new ARTICLE IV, Section A as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

     A. The aggregate number of shares which the corporation is authorized to issue is Three Hundred One Million (301,000,000) shares, consisting of:

     (1) Three Hundred Million (300,000,000) shares of common stock with a par value of $.001 per share (the "Common Stock"); and

     (2) One Million (1,000,000) shares of preferred stock with a par value of $.01 per share (the "Preferred Stock").

SECOND:   The   foregoing   amendment   does  not  provide   for  an   exchange,
reclassification or cancellation of issued shares of the Corporation.

THIRD: The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation has been duly adopted in accordance with the Florida Business Corporation Act, on February 14, 2002 the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability, and directing that it be submitted to the shareholders of the Corporation for their approval; and that on March 15, 2002, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting having consented in writing to adopting such amendment. The number of votes cast for the amendment was sufficient for approval.


IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation on the ____ day of April, 2002.



                                          PRO TECH COMMUNICATIONS, INC.

                                          By:
                                               --------------------------------
                                                  Richard Hennessey, President

                                                                      Appendix B

                          PRO TECH COMMUNICATIONS, INC.
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

1. Purpose. The purpose of the 1998 Stock Option Plan of Pro Tech Communications, Inc. is to provide incentive to employees, including officers, directors and consultants of the Corporation, as defined below, to encourage such individuals proprietary interest in the Corporation, to encourage such individuals to remain in the employ of the Corporation, and to attract to the Corporation individuals of experience and ability.

2.   Definitions.

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.

     (d) "Common Stock" shall mean the common stock of Pro Tech Communications, Inc., par value $.001 per share.

     (e)  "Company"  shall  mean  Pro  Tech  Communications,   Inc.,  a  Florida
          corporation.

     (f) "Corporation" shall mean and include the Company and any subsidiary corporation thereof, within the meaning of Section 425 of the Code.

     (g) "Disability" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all within the meaning of Section 22(e)(3) of the Code.

     (h) "Employee" shall mean any individual (including an officer or a director) who is an employee of the Corporation (within the meaning of section 422A(a)(2) of the Code and the regulations thereunder).

     (i) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or Committee, at which an Option may be exercised.

     (j) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded if no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or Committee. In no case shall Fair Market Value be less than the par value of a Share of the Common Stock, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

     (k)  "Incentive  Stock  Option"  shall  mean an  Option  described  in Code section 422A(b).

     (l) "Nonstatutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

     (m)  "Option" shall mean a stock option granted pursuant to the Plan.

     (n)  "Optionee" shall mean a person to whom an Option has been granted.

     (o) "Plan" shall mean this Pro Tech Communications, Inc. 1998 Stock Option Plan.

     (p) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

     (q)  "Share" shall mean one share of Common Stock.

     (r) "Ten Percent Shareholder" shall mean any Employee who, at the time of the grant of an Option, owns (or is deemed to own, under Sections 422A(b)(6) and 425(d) of the Code) more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation.

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

3. Effective Date. This Plan was adopted by the Board as of March 5, 1998, and this Plan was amended and restated with shareholder approval as of August 11, 2000 and was further amended and restated with shareholder approval as of April 12, 2002. In order for an Option under the Plan to be accorded Incentive Stock Option treatment under the Code, this Plan must be approved by the Company's stockholders at a duly-held meeting of the Company's stockholders within 12 months after the date the Plan was adopted by the Board. All Incentive Stock Options granted under the Plan are made contingent upon such stockholder approval of the Plan. If stockholder approval is not obtained within such period, all Incentive Stock Options previously granted under the Plan shall be deemed to be, and treated under the Code as, a Nonstatutory Stock Option.

4. Administration. The Plan shall be administered by the Board or a Committee appointed by the Board consisting of not less than two members. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board or Committee shall from time to time at its discretion determine who shall be granted Options, the number of Shares to be optioned to each and the designation of such Options as Incentive Stock Options or Nonstatutory Stock Options. The interpretation and construction by the Board or the Committee of any provisions of the Plan or of any Option granted thereunder shall be binding and conclusive on all Optionees and their legal representatives and beneficiaries.

5. Eligibility. Any Employee may be granted Incentive Stock Options under the Plan and any Employee or officer, director, consultant of or other person rendering services to, the Corporation may be granted Nonstatutory Stock Options under the Plan if, in each instance, the Board or Committee determines that such person performs services of special importance to the management, operation and development of the business of the Corporation.

6. Stock. The stock subject to Options granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed 30,000,000. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that an Option outstanding under the Plan expires for a reason or is terminated, the Shares allocable to the unexercised portion of such Option shall again be available for grant of Options under the Plan.

     The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 9 hereof.

7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Board or the Committee shall from time to time determine, which agreements shall comply with and be subject to the following terms and conditions:

     (a) Date of Grant. Each Option shall specify its effective date (the "date of grant"), which shall be the date specified by the Board or Committee in its action relating to the grant of the Option, but which date shall not be earlier than the date of the determination by the Board or Committee to grant such Option nor more than thirty days after such date.

     (b) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 9 hereof.

     (c) Exercise Price. Each Option shall state the Exercise Price, which price shall be determined by the Board or Committee, provided however, that the Exercise Price: (i) in the case of an Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder, shall not be less than the par value nor less than the Fair Market Value of the Shares to which the Option relates on the date of grant; (ii) in the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder, shall not be less than the par value nor less than 110% of the Fair Market Value of the Shares to which the Option relates on the date of grant; and (iii) in the case of a Nonstatutory Stock Option granted to any Employee or officer or director of the Corporation, shall not be less than the par value of the Shares to which the Option relates. The Exercise Price of an Option shall be subject to adjustment in accordance with Section 9 hereof. The Company may, at its discretion, permit the cashless exercise of Options in accordance with the procedures and restrictions established by the Board or the Committee.

     (d) Exercise of Options and Medium and Time of Payment. To exercise an Option, the Optionee shall give written notice to the Company specifying the number of Shares to be purchased and accompanied by payment in cash or by certified check of the full Purchase Price therefor and the amount of any withholding tax obligation of the Corporation as described in Section 14 (a) hereof. No Share shall be issued until full payment therefor has been made.

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

     (e) Term and Exercise of Options; Non-Transferability of Incentive Stock Options. Subject to Section 10 hereof, Options may be exercised as determined by the Board or Committee and as stated in the written agreement evidencing the Option, provided, however, that no Incentive Stock Option granted to an Employee who is not a Ten Percent Shareholder shall be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date it is granted. In addition, the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under this Plan and all other plans maintained by the Corporation) shall not exceed $100,000. During the lifetime of the Optionee, an Incentive Stock Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, no Incentive Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. Restrictions on the transfer of Nonstatutory Stock Options, if any, shall be determined by the Board and set forth in each Nonstatutory Stock Option Agreement.

     (f) Termination of Employment. In the event that an Optionee shall cease to be employed by the Corporation for any reason, such Optionee (or the heirs or legatees of such Optionee, if applicable) shall have the right, subject to the restrictions of Subsection (e) hereof, to exercise the Option at any time within three (3) months after such termination of employment (twelve (12) months if the termination was due to the death or Disability of the Optionee or, in the case of a Nonstatutory Stock Option, retirement) to the extent that, on the day preceding the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the option agreement pursuant to which such Option was granted, and had not previously been exercised.

          For this purpose, the employment relationship will be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Board and, in the case of an Optionee who has received an Incentive Stock Option, only to the extent permitted under
          Section 422A of the Code and the regulations promulgated thereunder). Moreover, in the case of an Optionee who has been granted an Incentive Stock Option, employment shall, in no event, be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     (g) Rights as a Shareholder. An Optionee or, in the case of an Incentive Stock Option, a transferee of a deceased Optionee or, in the case of a Nonstatutory Stock Option, a permitted transferee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
          Section 9.

     (h) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new options in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan. Moreover, in the case of any modification, extension or renewal of an Incentive Stock Option, all of the requirements set forth herein shall apply in the same manner as though a new Incentive Stock Option had been granted to the Optionee on the date of such modification, extension or renewal, but only if such modification, extension or renewal is treated, under Section 425(h) of the Code, as the granting of a new option.

     (i)  Identification  of Option.  Each Option  granted  under the Plan shall
          clearly   identify  its  status  as  an  Incentive   Stock  Option  or
          Nonstatutory Stock Option.

     (j) Other Provisions. The option agreements authorized under the Plan shall contain, in addition to those provisions provided in Section 7(e) hereof, such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of any Option, and restrictions upon the transfer of Shares received upon exercise of Options, as the Board or Committee shall deem advisable.

8. Term of Plan. Options may be granted pursuant to the Plan ten years from March 5, 1998.

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

9. Recapitalization. Subject to any required action by the shareholders and the last sentence of subsection 7(h) hereof, the number of Shares covered by this Plan as provided in Section 6, the number of Shares covered by each outstanding Option, and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in a number of issued Shares resulting from a subdivision or consolidation of Shares, stock split, or the payment of a stock dividend.

     Subject to any required action by the shareholders of the Company and the last sentence of Subsection 7(h) hereof, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide, provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation to exercise the Option in whole or in part, subject to limitations on exercisability of Options under Sections 7(e) and (f) hereof.

     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares of Common Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as hereinbefore expressly provided in this Section 9, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, stock split, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof (including the furnishing by the Optionee of an appropriate investment letter); (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or Federal law has been satisfied.

11. Amendment of the Plan. The Board or Committee may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall:

     (a)  Increase the number of Shares subject to the Plan;

     (b) Change the designation in Section 5 of the Plan of the class of Employees eligible to receive options; or

     (c)  Amend this Section 11 to defeat its purpose.

12. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes or as otherwise determined by the Board.

13. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

14.  Withholding.

     (a) Nonstatutory Options. Whenever Shares are to be delivered upon exercise of a Nonstatutory Option, the Corporation shall be entitled to require as a condition of delivery that the Optionee remit to the Corporation an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to the exercise of the Option.

     (b) Incentive Stock Options. The acceptance of Shares upon exercise of an Incentive Stock Option shall constitute an agreement by the Optionee (unless and until the Corporation shall notify the Optionee that it is relieved, in whole or in part, of its obligations under this Section 14(b)) (i) to notify the Corporation if any or all of such Shares are disposed of by the Optionee within two years from the date the Option was granted or within one year from the date the Shares were transferred to the Optionee pursuant to this exercise of the Option, and (ii) to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the
          Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and
          (ii), the Optionee is in the employ of the Corporation at the time of such disposition.

15. Governing Law. The Plan shall be governed by the laws of the State of Florida.


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